Exhibit 24
POWER OF ATTORNEY

I, the undersigned Director and/or Officer of Meritor, Inc., an Indiana corporation (the “Company”), hereby constitute JEFFREY A. CRAIG, CARL D. ANDERSON II and HANNAH S. LIM-JOHNSON, and each of them singly, my true and lawful attorney, with full power to sign for me, and in my name and in the capacity or capacities indicated below, the Annual Report on Form 10-K for the fiscal year ended September 27, 2020, and any amendments and supplements thereto, to be filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

    Signature            Title                    Date

/s/ Jeffrey A. Craig        Chief Executive Officer and        November 5, 2020
Jeffrey A. Craig         President (principal executive
                officer) and Director

/s/ Carl D. Anderson II        Senior Vice President and        November 5, 2020
Carl D. Anderson II         Chief Financial Officer
    (principal financial officer)

/s/ Paul Bialy            Vice President and            November 5, 2020
Paul Bialy              Chief Accounting Officer
    (principal accounting officer)

/s/ Steven Beringhause         Director                November 5, 2020
Steven Beringhause

/s/ Jan A. Bertsch            Director                November 5, 2020
Jan A. Bertsch

/s/ Rodger L. Boehm            Director                November 5, 2020
Rodger L. Boehm

/s/ Rhonda L. Brooks            Director             November 5, 2020
Rhonda L. Brooks

/s/ Ivor J. Evans                Director                November 5, 2020
Ivor J. Evans

/s/ Fazal Merchant            Director                November 5, 2020
Fazal Merchant

/s/ William R. Newlin            Chairman of the Board        November 5, 2020
William R. Newlin

/s/ Thomas L. Pajonas            Director                November 5, 2020
Thomas L. Pajonas

/s/ Lloyd G. Trotter            Director                November 5, 2020
Lloyd G. Trotter